WARRANT REPURCHASE AGREEMENT

This Warrant Repurchase Agreement (this "**Agreement**") dated and effective August 31, 2018 (the "**Effective Date**") is by and between, each of the entities whose names and signatures are set forth on the signature page hereof under the heading "**Warrant Holders**" (each a "**Warrant Holder**" and collectively, the "**Warrant Holders**"), and PEDEVCO Corp., a Texas corporation (the "**Company**"). The parties are each referred to as a "**Party**" and collectively as the "**Parties**" to the Agreement as such terms are used herein.

WITNESSETH:

WHEREAS, the Warrant Holders each hold a Warrant For the Purchase of Common Stock (the "**Warrant Agreements**")[1], which provide each of them the right to acquire such number of shares of common stock of the Company ("**Common Stock**") as are set forth on Exhibit A hereto, upon exercise thereof, for an exercise price of $0.322 per share (the "**Warrants**");

WHEREAS, the Warrants were granted as partial consideration for the Warrant Holders (and certain other parties) agreeing to the terms and conditions of a Debt Repayment Agreement with the Company dated June 25, 2018 (the "**Debt Repayment Agreement**")[2];

WHEREAS, the Warrant Agreements were entered into by the Company on June 26, 2018, and the Warrants are exercisable at any time prior to June 25, 2021, subject to the terms of such Warrants; and

WHEREAS, each Warrant Holder and the Company desire for the Company to repurchase the Warrants for a repurchase price of **$0.99** per Warrant, to cancel the Warrant Agreements, and to provide certain releases discussed below, each pursuant to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained and other good and valuable consideration, which the Parties acknowledge receipt and sufficiency of, the Parties hereto agree as follows:

1. **Payment of Consideration.**

(a) The Company agrees to pay each of the Warrant Holders the

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[1] Each in the form of Exhibit 10.5 to the Company's Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 26, 2018 (the "**Form 8-K**") - (https://www.sec.gov/Archives/edgar/data/1141197/000165495418006988/ped_ex105.htm)

[2] Filed as Exhibit 10.3 to the Form 8-K - https://www.sec.gov/Archives/edgar/data/1141197/000165495418006988/ped_ex103.htm

Cancellation Consideration (each such applicable Warrant Holder being paid Cancellation Consideration, a "**Cancellation Consideration Recipient**"), in consideration for such Cancellation Consideration Recipient agreeing to the terms and conditions of this Agreement, including, among other things, the Cancellation (defined below in Section 2) and the Release described below in Section 3.

(b) The "**Cancellation Consideration**" shall mean (i) $0.99 multiplied by (ii) the aggregate number of Warrants held by each applicable Warrant Holder, as set forth on Exhibit A hereto.

(c) The Cancellation Consideration shall be payable to each Warrant Holder on or about September 17, 2018, but in no case later than September 21, 2018 (the date of receipt of such payment, the "**Cancellation Date**"). Upon payment of Cancellation Consideration to a Warrant Holder, such Warrant Holder's Warrant Agreement shall automatically be cancelled with no further force or effect, with no requirement that such applicable Warrant Holder's original Warrant Agreement (the "**Original Warrant**") be returned to the Company.

2. **Cancellation of Warrants and Warrant Agreements.**

(a) In consideration for the Cancellation Consideration (payable pursuant to the terms of Section 1 hereof), the Warrant Holder agrees to the Company cancelling the Warrants and Warrant Agreement (collectively, the "**Securities**")(the "**Cancellation**"). The Cancellation shall be deemed to have been effected upon the Cancellation Date as provided above. For the sake of clarity, the Original Warrant need not be returned to the Company by any Warrant Holder and shall not be a pre-requisite or requirement of the Cancellation or the Release provided by each Warrant Holder, which shall each be deemed effective upon the Cancellation Date.

(b) The Company and/or the Company's Transfer Agent shall be authorized to take whatever action necessary, if any, following the Parties' entry into this Agreement and the payment of the Cancellation Consideration, to reflect the Cancellation of the Securities, which shall not require the approval and/or consent of any Warrant Holder, and provided that by agreeing to the terms and conditions of this Agreement, each Warrant Holder agrees to, upon its receipt of its Cancellation Consideration, release the Company and the Company's Transfer Agent from any and all liability whatsoever in connection with the Cancellation of the Securities (except with respect to the Company's or such Transfer Agent's gross negligence or willful misconduct), regardless of the return to the Company or the Transfer Agent of the Original Warrant and/or any certificates or other documents representing such Securities, subject to the payment of the Cancellation Consideration.

(c) Notwithstanding the above, each Warrant Holder hereby individually covenants that such Warrant Holder will, whenever and as reasonably requested by the Company and the Transfer Agent, at the Company's sole cost and expense, do, execute, acknowledge and deliver any and all such other and further reasonable acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as the Company or the Transfer Agent may reasonably require in order to complete, insure and perfect the Cancellation, if such may be reasonably required by the Company and/or the Company's Transfer Agent and if such request is made within 60 days of the Cancellation Date.

3. **Warrant Holder and Company Releases**.

(a) In consideration for the Cancellation Consideration, each Warrant Holder, separately, and not jointly or severally, hereby covenants and agrees for such Warrant Holder, to release, acquit and forever discharge the Company, and its current, officers, directors, managers, and employees, from all rights, obligations, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, covenants, controversies, agreements, promises, damages, judgments, claims and demands, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, which such Warrant Holder ever had or now have, upon or by reason of any manner, cause, causes or thing whatsoever, in law or equity and all rights, obligations, claims, demands, whether in contract, tort, or state and/or federal law arising from the negotiation of and entry into this Agreement, and/or the Cancellation, effective as of the Effective Date, but expressly excluding the Company's obligation to pay the Cancellation Consideration as provided herein.

(b) Each Warrant Holder, separately, and not jointly or severally, acknowledges that there is a risk that, after execution of this Agreement, it may discover, incur or suffer claims that were unknown or unanticipated at the time of this Agreement, including, but not limited to, unknown or unanticipated claims that arise from, are based upon or are related to any facts underlying the releases set forth above (collectively the "**Released Claims**"), which had they been known or more fully understood, may have affected such Warrant Holder's decision to execute the Agreement as it currently is written. Each Warrant Holder, separately, and not jointly or severally, knowingly and expressly assumes the risk of these unknown and unanticipated claims and agrees that this Agreement and the general releases set forth within it apply to all such unknown, unanticipated or potential claims. Furthermore, it is the intention of such Warrant Holder, by entering into this Agreement, to settle and release fully, finally and forever all Released Claims and any and all claims that now exist, or may have at any time existed or shall come to exist in the future, excluding the Company's obligation to pay the Cancellation Consideration as provided herein. In furtherance of such Warrant Holder's intention, the releases given within this Agreement shall be and remain in effect as full and complete releases and discharges of the Released Claims and of any related

matters notwithstanding the discovery by such Warrant Holder of the existence of any additional or different claims or the facts relative to any such claims.

(c) In consideration for the Cancellation and the Warrant Holder Releases set forth in Sections 3(a) and 3(b) above, the Company hereby covenants and agrees to release, acquit and forever discharge each Warrant Holder, and its respective current officers, directors, managers, and employees, from all rights, obligations, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, covenants, controversies, agreements, promises, damages, judgments, claims and demands, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, which the Company ever had or now has, upon or by reason of any manner, cause, causes or thing whatsoever, in law or equity and all rights, obligations, claims, demands, whether in contract, tort, or state and/or federal law arising from any matter whatsoever associated with the the negotiation of and entry into this Agreement and/or the Cancellation, effective as of the Effective Date, but expressly excluding the Warrant Holders' specific obligations expressly set forth in this Agreement.

(d) The Company acknowledges that there is a risk that, after execution of this Agreement, it may discover, incur or suffer claims that were unknown or unanticipated at the time of this Agreement, including, but not limited to, unknown or unanticipated claims that arise from, are based upon or are related to any facts underlying the releases set forth in Section 3(c) above (collectively the "**Company Released Claims**"), which had they been known or more fully understood, may have affected the Company's decision to execute the Agreement as it currently is written. The Company knowingly and expressly assumes the risk of these unknown and unanticipated claims and agrees that this Agreement and the general releases set forth within it apply to all such unknown, unanticipated or potential claims. Furthermore, it is the intention of the Company, by entering into this Agreement, to settle and release fully, finally and forever all Company Released Claims and any and all claims that now exist, or may have at any time existed or shall come to exist in the future, excluding the Warrant Holders' specific obligations expressly set forth in this Agreement. In furtherance of the Company's intention, the releases given within this Agreement shall be and remain in effect as full and complete releases and discharges of the Company Released Claims and of any related matters notwithstanding the discovery by the Company of the existence of any additional or different claims or the facts relative to any such claims.

4. **Representations, Covenants and Warranties**. Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warrants that:

(a) The Parties have all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The Parties have duly and validly executed and delivered this Agreement and will, on or prior to the consummation

of the transactions contemplated herein, execute, such other documents as may be required hereunder and, assuming the due authorization, execution and delivery of this Agreement by the Parties hereto and thereto, this Agreement constitutes, the legal, valid and binding obligation of the Parties enforceable against each Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyances or transfer or similar avoidance laws, moratorium or similar laws affecting creditors' rights generally and general equitable principles.

(b) The execution and delivery by the Parties of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any law; or (b) constitute a breach or violation of any provision contained in the document(s) regarding organization and/or management of the Parties, if applicable; or (c) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which any Party is a party or by which any Party is bound or affected.

(c) Any individual executing this Agreement on behalf of a Party has authority to act on behalf of such Party and has been duly and properly authorized to sign this Agreement on behalf of such Party.

5. **Warrant Holder Representations**. Each Warrant Holder separately, and not jointly or severally, confirms, warrants and acknowledges to the Company that:

(a) Such Warrant Holder (i) has extensive knowledge and experience in financial and business matters; (ii) has had access to all information as to the Company as it has desired; (iii) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning the operations of the Company, its business and prospects; and (iv) has received sufficient and satisfactory answers to all questions posed to the Company to evaluate the merits and risks of the transactions contemplated by this Agreement.

(b) Such Warrant Holder has such knowledge and experience in financial and business matters such that the Warrant Holder is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision, and does not require a representative in evaluating the merits and risks of an investment in the Securities.

(c) Such Warrant Holder has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the terms and conditions of this Agreement.

6. **Cancellation Consideration**. Each Warrant Holder agrees that such

Warrant Holder will receive valid and adequate consideration as a result of the payment of the Cancellation Consideration and other good and valuable consideration due hereunder, the sufficiency of which is hereby acknowledged.

7. **Further Assurances**. The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary to carry out the purposes and intent of this Agreement and the transactions contemplated herein, so long as such actions are at the sole cost and expense of the requesting Party and such request is made within 60 days of the applicable Cancellation Date.

8. **Debt Repayment Agreement to Continue in Full Force and Effect**. The Debt Repayment Agreement and the terms and conditions thereof shall remain in full force and effect following the Parties' entry into this Agreement and the transactions contemplated herein, except for those portions of the Debt Repayment Agreement relating to the Securities, which shall be deemed superseded by the terms and conditions of this Agreement.

9. **Independent Nature of Warrant Holders Obligations and Rights**. The obligations of each Warrant Holder under this Agreement (and any other similar agreements entered into with other warrant holders of the Company) are several and not joint with the obligations of any other warrant holder, and no warrant holder shall be responsible in any way for the performance or non-performance of the obligations of any other Warrant Holder under this Agreement (and any other similar agreements entered into with other warrant holders of the Company). Nothing contained herein, and no action taken by any Warrant Holder pursuant hereto, shall be deemed to constitute the warrant holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the warrant holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement (and any other similar agreements entered into with other warrant holders of the Company) and/or the negotiation of such transactions or Agreement (and any other similar agreements entered into with other warrant holders of the Company), and each Warrant Holder has conducted its own diligence review and has separately and independently negotiated the terms of this Agreement with the Company. Each Warrant Holder shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Warrant Holder to be joined as an additional party in any proceeding for such purpose, subject in each case to the terms and conditions hereof. Each Warrant Holder has been represented by its own legal counsel in its review and negotiation of this Agreement and the terms and conditions hereof, including, but not limited to the amount of the Cancellation Consideration.

10. **Miscellaneous.**

(a) Assignment. All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be

enforceable by the Parties hereto and their respective successors and permitted assigns.

(b) Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, excluding any provision of this Agreement which would require the use of the laws of any other jurisdiction. In the event that the Parties are unable to resolve such dispute to the initial legal action, the Parties submit to the jurisdiction and venue in the State or Federal courts of Harris County, Texas.

(c) Entire Agreement, Amendments and Waivers. This Agreement constitutes the entire agreement of the Parties hereto and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof. No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any Party hereto unless set forth in a document duly executed by such Party or an authorized agent or such Party.

(d) Waiver. No failure on the part of any Party to enforce any provisions of this Agreement will act as a waiver of the right to enforce that provision.

(e) Section Headings. Section headings are for convenience only and shall not define or limit the provisions of this Agreement.

(f) Severability. Every provision of this Agreement is intended to be severable. If, in any jurisdiction, any term or provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction, and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. If a court of competent jurisdiction determines that any covenant or restriction set forth in this Agreement is unreasonable or unenforceable, the court shall reduce or modify such covenants or restrictions to those which it deems reasonable and enforceable under the circumstances and, as so reduced or modified, the parties hereto agree that such covenants and restrictions shall remain in full force and effect as so modified. In the event a court of competent jurisdiction determines that any provision of this Agreement is invalid or against public policy and cannot be so reduced or modified so as to be made enforceable, the remaining provisions of this Agreement shall not be affected thereby, and shall remain in full force and effect.

(g) Arm's Length Negotiations. Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement,

said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm's length negotiations conducted by and among the Parties and their respective counsel. Neither the Company, nor any person affiliated with or representing the Company or its affiliates has advised any Warrant Holder to enter into this Agreement or provided any Warrant Holder any guidance, advice or instruction regarding the transactions contemplated herein.

(h) Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an "**Electronic Delivery**") shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[*Remainder of page left intentionally blank. Signature pages follow.*]

IN WITNESS WHEREOF, the Parties hereto have executed this Warrant Repurchase Agreement as of the Effective Date written above.

PEDEVCO Corp.

Clark R. Moore
Executive Vice President and
General Counsel

[Remainder of page left intentionally blank.
Signature page(s) of Warrant Holders follow.]

"**Warrant Holders**"

PRINCIPAL GROWTH STRATEGIES, LLC

By: ______________________

Name: CHRISTOPHER SMITH

Title: JOINT OFFICIAL LIQUIDATOR OF PLATINUM PARTNERS VALUE ARBITRAGE FUND L.P. (IN OFFICIAL LIQUIDATION), ITS OPERATING MANAGER

Date: August 30, 2018

RJ CREDIT LLC

By: ______________________

Name: CHRISTOPHER SMITH

Title: JOINT OFFICIAL LIQUIDATOR OF PLATINUM PARTNERS VALUE ARBITRAGE FUND L.P. (IN OFFICIAL LIQUIDATION), ITS MANAGING MEMBER

Date: August 30, 2018

Exhibit A

Warrant Holder	Warrants	Aggregate Cancellation Consideration
Principal Growth Strategies, LLC	104,623	$103,576.77
Principal Growth Strategies, LLC	379,669	$375,872.31
RJ Credit LLC	252,188	$249,666.12
Total:	**736,480**	**$729,115.20**